Positive Clinical Results on the use of Bacterin’s OsteoSponge® for Transforaminal Lumbar Interbody Fusion (TLIF) Published in International Journal of Spine Surgery

BELGRADE, Mont., November 21, 2013 /PRNewswire/ -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft materials and coatings for medical applications, announces that the first clinical results using the OsteoSponge® product for transforaminal lumbar interbody fusion (TLIF) has been published in The International Journal of Spine Surgery. The article reports a retrospective analysis of 82 total patients who underwent TLIF procedures using an acid-etched, roughened titanium cage (Titan Spine’s Endoskeleton TT) filled with OsteoSponge as a bone graft substitute. The study included a group of patients evaluated at 6 months and a separate group of patients that were evaluated at 1 year post-op. An independent radiologist reviewed and graded the CT scans for evidence of fusion and determined the fusion rates to be 41 of 44 (93.2%) for the 6 month group and 37 of 38 (97.4%) for the 12 month group.

The article, titled “Transforaminal lumbar interbody fusion rates in patients using a novel titanium implant and demineralized cancellous allograft bone sponge,” concluded that results using the Endoskeleton TT cage and OsteoSponge achieved similar fusion rates to historical controls of using Iliac Crest Bone Graft (ICBG) or recombinant human BMP-2 (rhBMP-2) in conjunction with a polyetheretherketone (PEEK) cage implant.

“We have long understood that our product can achieve excellent results for various spinal fusion procedures, however, having our first spine-focused publication further validates the use of OsteoSponge as a bone graft substitute,” said Dan Goldberger, Bacterin’s CEO and President. “We couldn’t be more pleased with the outcomes reported in this study.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

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This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Rich Cockrell

Rich.Cockrell@thecockrellgroup.com

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